EXHIBIT 4.1

                                                               Interactive Data
                                                                 FINANCIAL TIMES

100 William Street
New York, NY 10038 USA

Tel: (212) 269-6300
Fax: (212) 771-6929
www.FTInteractiveData.com

                                 August 6, 2001

Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


                         RE: Van Kampen Focus Portfolios

              Biotechnology & Pharmaceutical Portfolio, Series 16A Biotechnology & Pharmaceutical Portfolio, Series 16B
                         Internet Portfolio, Series 30A

                         Internet Portfolio, Series 30B

         Morgan Stanley High-Technology 35 Indexsm Portfolio, Series 22A Morgan Stanley High-Technology 35 Indexsm Portfolio, Series 22B
                         Focus Value Portfolio, Series 2

           Morgan Stanley Consumer Indexsm Portfolio, Series 3A Morgan
            Stanley Consumer Indexsm Portfolio, Series 3B Tele-Global
          Portfolio, Series 16A Tele-Global Portfolio, Series 16B Great
             International Firms Portfolio, Series 18 Semiconductor
                              Portfolio, Series 8A

          (A Unit Investment Trust) Registered Under the Securities Act
                           of 1933, File No. 333-65496

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  Gentlemen:
     We have examined the Registration Statement for the above captioned fund, a copy of which is attached hereto.

     We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned fund to FT Interactive Data, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

     You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,

                                                                     Steve Miano
                                           Director Fixed Income Data Operations